Exhibit 99.1

Calgon Carbon Appoints Chad Whalen as New General Counsel and Secretary

PITTSBURGH--(BUSINESS WIRE)--December 7, 2015--Calgon Carbon Corporation (CCC) announced that it has hired Chad Whalen as Senior Vice President, General Counsel, and Secretary effective December 1, 2015. Whalen comes to Calgon Carbon from RTI International Metals, a NYSE-listed global supplier of advanced titanium and specialty metals products and services, acquired by Alcoa Inc. earlier this year, where he held the position of General Counsel & Senior Vice President of Government Relations.

“We are pleased to welcome Chad to Calgon Carbon. In addition to his robust SEC experience, Chad’s M&A background will serve the company well as we continue to grow,” said Randy Dearth, Chairman, President and CEO.

Prior to RTI, Whalen was a practicing attorney in the Pittsburgh, PA office of Buchanan, Ingersoll and Rooney PC, where he represented public companies in the areas of corporate finance and corporate governance. He was also a member of the steering committee of the firm’s SEC Practice Group and a member of its Mergers and Acquisitions Practice Group. While employed at the firm, Whalen provided counsel in the matters of corporate governance, securities law compliance, and mergers and acquisitions.

Whalen has a Bachelor’s Degree from Grove City College, and his Juris Doctor from Penn State Dickinson School of Law. He is a member of the American Bar Association’s Federal Regulation of Securities and Negotiated Acquisitions subcommittees, the Society of Corporate Secretaries and Governance Professionals, and the Pennsylvania and Allegheny County Bar Associations.

Pure Water. Clean Air. Better World.

Calgon Carbon Corporation is a global leader in innovative solutions, high quality products and reliable services designed to protect human health and the environment from harmful contaminants in water, and air. As a leading manufacturer of activated carbon, with broad capabilities in ultraviolet light disinfection, the Company provides purification solutions for drinking water, wastewater, pollution abatement, and a variety of industrial and commercial manufacturing processes.

Calgon Carbon is the world’s largest producer of granular activated carbon and supplies more than 100 types of activated carbon products – in granular, powdered, pelletized and cloth form – for more than 700 distinct applications. Headquartered in Pittsburgh, Pennsylvania, Calgon Carbon Corporation employs approximately 1,100 people at more than 15 manufacturing, reactivation, and equipment fabrication facilities in the U.S., Asia, and in Europe, where Calgon Carbon is known as Chemviron Carbon. The company also has more than 27 sales and service centers throughout the world.

For more information about Calgon Carbon’s leading activated carbon and ultraviolet technology solutions for municipalities and industries, visit www.calgoncarbon.com.

This news release contains historical information and forward-looking statements. Forward-looking statements typically contain words such as “expect,” “believe,” “estimate,” “anticipate,” or similar words indicating that future outcomes are uncertain. Statements looking forward in time, including statements regarding future growth and profitability, price increases, cost savings, broader product lines, enhanced competitive posture and acquisitions, are included in the company’s most recent Annual Report pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. They involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to be materially different from any future performance suggested herein. Further, the company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the company’s control. Some of the factors that could affect future performance of the company are higher energy and raw material costs, costs of imports and related tariffs, labor relations, availability of capital and environmental requirements as they relate both to our operations and to our customers, changes in foreign currency exchange rates, borrowing restrictions, validity of patents and other intellectual property, and pension costs. In the context of the forward-looking information provided in this news release, please refer to the discussions of risk factors and other information detailed in, as well as the other information contained in the company’s most recent Annual Report.

CONTACT:
Calgon Carbon Corporation
Dan Crookshank, 412-787-6795
DCrookshank@CalgonCarbon.com